PURCHASE AGREEMENT

This Agreement ("**Agreement**") is made and entered into as of the 1st day of June 2021 (the "**Effective Date**") by Stratus Capital Corporation on behalf of itself, its respective heirs, executors, administrators, agents, and assignees (referred to as "**Stratus**"), Stratus Summit Trail, LLC, (referred to as "**Summit**"), the Richard and Reagan Dean Family Partnership, LLLP (referred to as "**RRDFPLLLP**") and Denver Digital Hub, LLC (referred to as "**DDH**") (collectively referred to herein as the "**Party**" or "**Parties**.")

WHEREAS, RRDFPLLLP and DDH respectively own seventy-five percent (75%) and twenty-five percent (25%) of the membership interest of Summit ("**Interest**") and both of these parties desire to sell their entire Interest or a total of one-hundred percent (100%) of the Interest of Summit to Stratus, and:

WHEREAS, intending to be legally bound, and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

Section 1. Terms of Sale.

(a) Stratus will acquire the Interest owned by RRDFPLLLP and DDH of Summit of which Summit owns a total of 21 buildings lots as identified and attached herein as Exhibit A within Grand County, town of Fraser, Colorado ("**Subject Property**").

(b) Stratus agrees that the continuing engineering, architectural or entitlement improvements are to be assigned to Summit if Stratus does not fully pay the Notes as per their terms and provisions.

(c) Simultaneously with the execution of this Agreement, Stratus will execute and issue a promissory note with personal guarantee of Peter Gonzalez ("**Gonzalez**") to RRDFPLLLP and DDH as consideration for this Agreement ("Notes") attached herein as Exhibit B.

(d) Purchase price will be equal to $60,000 per lot, or 21 lots equal to $1,260,000 adjusted for any site or infrastructure costs as agreed upon by the Parties.

(e) Within (150) days of the execution of this Agreement, Stratus will fully pay the Notes for the balance due at time of maturity. As denoted within the security agreement of the Notes, RRDFPLLLP and DDH will retain a security interest within the Subject Property until the Notes are fully paid per their terms and provisions.

(f) Closing date shall be 30 days from the date of this Agreement, title will be provided free and clear with exception of debt assumption and the Notes and a special warranty deed is agreed upon by the Parties.

Section 2. Confidentiality.

(a) The Parties hereby agree that this Agreement, its terms, and all facts and information relating to the Agreement and Notes, including but not limited to the fact and amount of thereof, shall be kept in the strictest confidence and shall not hereafter be disclosed to any person, unless required by law and shall comply with applicable laws.

(b) The Parties understand and acknowledge that any breach of this provision shall constitute a breach of this Agreement.

Section 3. Entire Agreement.

(a) This Agreement constitutes the complete understanding between the Parties. No other promises, representations, or agreements shall be binding unless signed by these Parties.

(b) This Agreement cannot be altered, amended, or modified in any respect, except by a writing duly executed by all Parties to the Agreement.

Section 4. Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without reference to its provisions regarding choice of law. Venue for any disputes arising out of this Agreement shall be in Douglas County, Colorado.

Section 5. Fees Payable. The Parties agree that as consideration for services provided within the normal course of business since 2019 or initial acquisition of the Subject Property by Summit, a development fee is due and payable to Willamette Group Trust (**"WGT"**) equal to $12,500 per lot or $262,500 which is excluded from proceeds due to Seller pursuant to 1(d) of this Agreement. WGT is a related party, controlled by Stratus principal Gonzalez and WGT agrees that all fees due to itself shall be waived if Stratus does not perform on the terms and provisions of the Notes.

Section 6. Execution in Counterparts. It is understood and agreed that this Agreement may be executed in identical counterparts and may be transmitted by email or facsimile, each of which shall be deemed an original for all purposes.

Section 7. Authorization to Act. The Parties warrant that they are authorized and empowered to execute this Agreement on their own behalf and on behalf of any person or entity for which they have signed the Agreement.

Section 8. Further Assurances. Each Party agrees to take all reasonable steps necessary to effectuate the terms of this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed the foregoing Agreement.

[Signature Pages to Follow]

Signature Page – Agreement by Authorized Agents

RICHARD AND REAGAN DEAN FAMILY PARTNERSHIP, LLLP

DocuSigned by:

By: Richard Dean

Richard Dean
Trustee

DENVER DIGITAL HUB, LLC

DocuSigned by:

By: Christian Dean

Christian Dean
Manager

STRATUS SUMMIT TRAIL, LLC

DocuSigned by:

By: Richard Dean

Richard Dean
Manager

STRATUS CAPITAL CORPORATION

DocuSigned by:

By: Peter Gonzalez

Peter Gonzalez
President

EXHBIT A

SUBJECT PROPERTY

- Legal description:


TRACT H
2.692 AC+/-

EXHBIT B

NOTES AND SECURITY AGREEMENTS